                                                              EXHIBIT (h)(12)(b)

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 2nd day of October, 2000, by and among Neuberger Berman Advisers Management Trust, Neuberger Berman Management Inc. and The United States Life Insurance Company in the City of New York, the parties do hereby agree to an amended Appendix B as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on July 1, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK
By its authorized officers,

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                        [Corporate Seal]


NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
By its authorized officer,


By:
    ---------------------------------
Title:
       ------------------------------


NEUBERGER BERMAN MANAGEMENT INC.
By its authorized officer,


By:
    ---------------------------------
Title:
       ------------------------------

                                                              As of July 1, 2008

                                   APPENDIX B

SEPARATE ACCOUNTS AND CONTRACTS                SELECTED PORTFOLIOS
--------------------------------------------   -------------------
The United States Life Insurance Company
In the City of New York Separate Account
USL VL-R (August 8, 1997)

Platinum Investor VUL                          Mid-Cap Growth
Platinum Investor Survivor VUL
Platinum Investor PLUS VUL
Platinum Investor Survivor II VUL
Platinum Investor VIP VUL
AIG Protection Advantage VUL                   Socially Responsive
                                               Mid-Cap Growth

The United States Life Insurance Company
In the City of New York Separate Account
USL VA-R (August 8, 1997)

Platinum Investor Immediate Variable Annuity   Mid-Cap Growth

                                       -2-